Zymeworks Reports 2020 First Quarter Financial Results

Vancouver, Canada (May 7, 2020) – Zymeworks Inc. (NYSE: ZYME), a clinical-stage biopharmaceutical company developing multifunctional biotherapeutics, today reported financial results for the first quarter ended March 31, 2020.

“While the COVID-19 pandemic has presented unprecedented global challenges, the entire Zymeworks team remains committed to our mission of returning patients home to their loved ones, disease free,” said Ali Tehrani, Ph.D., Zymeworks’ President & CEO. “The clinical trials for our lead candidates, ZW25 and ZW49, provide potential options for patients whose cancer has become refractory to the standard of care. I am extremely proud of how our team, our collaborators, and our clinical investigators have responded to ensure that patients enrolled in our studies continue to receive their treatments as we advance these therapies through the clinic.”

Dr. Tehrani added, “With a strong balance sheet and runway into 2022, substantial drug supply, and clinical trials in diverse sites around the globe, Zymeworks is well-prepared to continue moving forward through these challenging times. We look forward to providing a corporate update midyear to share our progress.”

COVID-19 Business Update

Zymeworks continues to closely monitor the COVID-19 pandemic and adapt its business operations while prioritizing the health and well-being of patients, clinical investigators, and personnel. In accordance with recommendations from health authorities, Zymeworks has transitioned to a remote working arrangement to protect employees and the broader community while maintaining business continuity. All clinical trial sites remain open and active with a heightened focus on patient safety and data integrity. While the effects of the pandemic are expected to slow the pace of patient recruitment due to the diversion of healthcare resources to COVID-19 response activities, they have not had a material impact on the company’s financial condition, liquidity, or longer-term strategic development and commercialization plans. Following the guidance of local health authorities, Zymeworks has begun implementing plans for employees to return working on site.

First Quarter 2020 Business Highlights and Recent Developments

•Strong Financial Position; Extended Runway
Zymeworks completed an upsized public financing with gross proceeds of US$320.8 million and ended the first quarter with $562.7 million in cash resources. Based on current operating plans, Zymeworks expects to have cash to fund research and development programs and operations into 2022 and potentially beyond.

•ZW25 Advances in Three New Global Clinical Trials
Zymeworks’ partner BeiGene dosed the first patient in a Phase 1b/2 trial evaluating ZW25 in combination with chemotherapy as a first-line treatment for patients with metastatic HER2-positive breast cancer and in combination with chemotherapy and BeiGene’s PD-1-targeted antibody tislelizumab as a first-line treatment for patients with metastatic HER2-positive gastroesophageal adenocarcinoma (GEA). In addition, Zymeworks initiated a Phase 2 trial and collaboration with Pfizer to evaluate ZW25 in combination with palbociclib and fulvestrant in HER2-positive, hormone receptor-positive breast cancer.

•ZW49 Continues to Advance in Phase 1 Dose-Escalation Study
An update in January highlighted that there had been no dose-limiting toxicities observed and the maximum tolerated dose had not been reached. The majority of treatment-related adverse events were grade 1 or 2, and were reversible and manageable on an outpatient basis. Preliminary results from these initial dose cohorts included anti-tumor activity.

•Strengthens Commercial Leadership and Board of Directors
James Priour recently joined as Senior Vice President, Commercial, providing invaluable direction as Zymeworks begins registration-enabling trials with ZW25 this year. Before joining Zymeworks he held various international commercial leadership roles with Procter & Gamble Pharmaceuticals, Bristol Myers Squibb, and most recently at Amgen where he was the Global Product General Manager for Kyprolis® and the early myeloma pipeline. Zymeworks also appointed Dr. Kelvin Neu, Partner at Baker Bros. Advisors LP, to the Board of Directors adding clinical knowledge and partnering expertise.

Financial Results for the Quarter Ended March 31, 2020

Revenue for the three months ended March 31, 2020 was $8.3 million as compared to $11.9 million in the same period of 2019. Revenue for the first quarter of 2020 included recognition of a $5.0 million development milestone and $2.2 million in drug supply revenue under the license and collaboration agreements with BeiGene as well as $1.1 million in research support and other payments from Zymeworks’ partners. Revenue for the first quarter of 2019 related primarily to an $8.0 million development milestone payment under the license and collaboration agreement with Lilly, recognition of $3.5 million of deferred revenue from the licensing and collaboration agreement with BeiGene, as well as $0.4 million in research support payments.

For the three months ended March 31, 2020, research and development expenses were $36.5 million as compared to $17.5 million in the same period of 2019. The change was primarily due to an increase in clinical trial activity and associated drug manufacturing costs for ZW25, as well as an increase in other research and discovery activities as compared to the same period in 2019. Research and development expenses also included non-cash stock-based compensation expense of $2.0 million from equity classified equity awards and a $1.8 million recovery related to the non-cash mark-to-market revaluation of certain historical liability classified equity awards.
For the three months ended March 31, 2020, general and administrative expenses were $7.6 million as compared to $9.0 million in the same period in 2019. The change was primarily due to a decrease in employee compensation expense relating to non-cash stock-based compensation, which was partially offset by an increase in head count in 2020 over 2019, associated with year-over-year corporate growth. General and administrative expenses included non-cash stock-based compensation expense of $2.2 million from equity classified equity awards and a $5.4 million recovery related to the non-cash mark-to-market revaluation of certain historical liability classified equity awards.
Net loss for the three months ended March 31, 2020 was $31.1 million as compared to $13.6 million in the same period of 2019. This was primarily due to the decrease in revenue and increase in research and development expenses referred to above, partially offset by higher interest and other income as well as lower general and administrative expenses.
Zymeworks expects research and development expenditures to increase over time in line with the advancement and expansion of the Company’s clinical development of its product candidates, as well as its ongoing preclinical research activities. Additionally, Zymeworks anticipates continuing to receive revenue from its existing and future strategic partnerships, including technology access fees and milestone-based payments. However, Zymeworks’ ability to receive these payments is dependent upon either Zymeworks or its collaborators successfully completing specified research and development activities.
As of March 31, 2020, Zymeworks had $562.7 million in cash resources consisting of cash, cash equivalents, short-term investments and certain long-term investments.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the development of next-generation multifunctional biotherapeutics. Zymeworks’ suite of therapeutic platforms and its fully integrated drug development engine enable precise engineering of highly differentiated product candidates. Zymeworks’ lead clinical candidate, ZW25, is a novel Azymetric™ bispecific antibody currently in Phase 2 clinical development. Zymeworks’ second clinical candidate, ZW49, is a bispecific antibody-drug conjugate currently in Phase 1 clinical development and combines the unique design and antibody framework of ZW25 with Zymeworks’ proprietary ZymeLink™ linker-cytotoxin. Zymeworks is also advancing a deep preclinical pipeline in oncology (including immuno-oncology agents) and other therapeutic areas. In addition, its therapeutic platforms are being leveraged through strategic partnerships with nine biopharmaceutical companies. For more information, visit www.zymeworks.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this news release include, but are not limited to, statements that relate to Zymeworks’ clinical and preclinical development of its product candidates, expected changes to the pace of patient recruitment for clinical trials, plans for employees to return working on site, estimated financial runway, anticipated contributions of Zymeworks’ new Senior Vice President and Board member, expected increases in research and development expenditures, anticipated continued receipt of revenue from existing and future partners, and other information that is not historical information. When used herein, words such as “plan”, “expect”, “will”, “may”, “continue”, “anticipate” and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in Zymeworks’ Quarterly Report on Form 10-Q for its quarter ended March 31, 2020 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.

ZYMEWORKS INC.
Condensed Interim Consolidated Statements of Loss
(Expressed in thousands of U.S. dollars except share and per share data) (unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue
Research and development collaborations	$8,269	$11,925
Operating expenses:
Research and development	36,526	17,475
General and administrative	7,623	9,003
Total operating expenses	44,149	26,478
Loss from operations	(35,880)	(14,553)
Other income (expense), net	5,119	1,105
Loss before income taxes	(30,761)	(13,448)
Income tax expense, net	(375)	(193)
Net loss and comprehensive loss	$(31,136)	$(13,641)
Net loss per common share:
Basic and diluted	$(0.64)	$(0.43)
Weighted-average common shares outstanding:
Basic and diluted	48,686,718	32,020,437

ZYMEWORKS INC.
Selected Condensed Consolidated Balance Sheet Data
(Expressed in thousands of U.S. dollars)

	March 31, 2020	December 31, 2019
	(unaudited)
Cash, cash equivalents, short-term investments and certain long-term investments	$562,704	$298,904

Working capital	431,703	229,278

Total assets	636,578	368,205

Accumulated deficit	(321,845)	(290,709)

Total shareholders’ equity	522,419	245,681

NON-GAAP FINANCIAL MEASURES
In addition to reporting financial information in accordance with U.S. generally accepted accounting principles (“GAAP”) in this press release, Zymeworks is also reporting normalized expenses and normalized loss per share, which are non-GAAP financial measures. Normalized expenses and normalized loss per share are not defined by GAAP and should not be considered as alternatives to net loss, net loss per share or any other indicator of Zymeworks’ performance required to be reported under GAAP. In addition, Zymeworks’ definitions of normalized expenses and normalized loss per share may not be comparable to similarly titled non-GAAP measures presented by other companies. Investors and others are encouraged to review Zymeworks’ financial information in its entirety and not rely on a single financial measure. As defined by Zymeworks, normalized expenses represent total research and development expenses and general and administrative expenses adjusted for non-cash stock-based compensation expenses for equity and liability classified equity instruments.
Normalized expenses are a non-GAAP measure that Zymeworks believes is useful because it excludes those items that Zymeworks believes are not representative of Zymeworks’ operating expenses.

GAAP to Non-GAAP Reconciliations
(Expressed in thousands of U.S. dollars except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2020	2019

Research and development expenses	$36,526	$17,475
Stock based compensation for equity classified instruments	(2,016)	(1,127)
Stock based compensation for liability classified instruments	1,794	(420)
Normalized research and development expenses (Non-GAAP basis)	$36,304	$15,928

General and administrative expenses	$7,623	$9,003
Stock based compensation for equity classified instruments	(2,228)	(1,490)
Stock based compensation for liability classified instruments	5,379	(1,326)
Normalized general and administrative expenses (Non-GAAP basis)	$10,774	$6,187

Net loss per common share – Basic	$(0.64)	$(0.43)
Stock based compensation for equity classified instruments	0.09	0.08
Stock based compensation for liability classified instruments	(0.15)	0.05
Normalized net loss per common share – Basic (Non-GAAP basis)	$(0.70)	$(0.30)

Net loss per common share – Diluted	$(0.64)	$(0.43)
Stock based compensation for equity classified instruments	0.09	0.08
Stock based compensation for liability classified instruments	(0.15)	0.05
Normalized net loss per common share – Diluted (Non-GAAP basis)	$(0.70)	$(0.30)

Contacts:

Investor Inquiries:
Ryan Dercho, Ph.D.
(604) 678-1388
ir@zymeworks.com

Tiffany Tolmie
(604) 678-1388
ir@zymeworks.com

Media Inquiries:
Kavita Shah, Ph.D.
(604) 678-1388
media@zymeworks.com